Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-204380) pertaining to the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan, and
(2)	Registration Statement (Form S-8 No. 333-223467) pertaining to certain Non-Plan Inducement Stock-Only Stock Appreciation Rights and Non-Plan Inducement Restricted Stock Units, and
(3)	Registration Statement (Form S-8 No. 333-226376) pertaining to the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan, and
(4)	Registration Statement (Form S-3 No. 333-236966) pertaining to shares of common stock to be offered for resale by a selling shareholder, and
(5)	Registration Statement (Form S-8 No. 333-265047) pertaining to the Chipotle Mexican Grill, Inc. 2022 Stock Incentive Plan, and
(6)	Registration Statement (Form S-8 No. 333-265048) pertaining to the Chipotle Mexican Grill, Inc. Employee Stock Purchase Plan;

of our reports dated February 8, 2023, with respect to the consolidated financial statements of Chipotle Mexican Grill, Inc. and the effectiveness of internal control over financial reporting of Chipotle Mexican Grill, Inc. included in this Annual Report (Form 10-K) of Chipotle Mexican Grill, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Irvine, California

February 8, 2023